UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2010
Indiana Community Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-18847	35-1807839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

501 Washington Street, Columbus, Indiana		47201
(Address of Principal Executive Offices)		(Zip Code)

(812) 522-1592
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2010, the Stock Option and Incentive Committee of the Board of Directors (the “Committee”) of Indiana Community Bancorp (the “Company”) approved a form of restricted stock agreement (the “Form of Restricted Stock Agreement”) that may be used to govern grants of long-term restricted stock under the Company’s 2010 Stock Option and Incentive Plan.  The Form of Restricted Stock Agreement is intended to meet the requirements of the long-term restricted stock exception in the U.S. Treasury’s Interim Final Rule on TARP Standards for Compensation and Corporate Governance.  Under the Form of Restricted Stock Agreement, shares granted thereunder generally vest in two installments on the second anniversary of the date of grant (to the extent of two-thirds of the award) and on January 1st of the year following such second anniversary (to the extent of the remaining 1/3 of the award), or upon the earlier death or disability of the recipient or a qualified change of control of the Company.  The shares granted thereunder also would not be transferable except as permitted under the Interim Final Rule.  The foregoing summary of the terms of the Form of Restricted Stock Agreement is qualified in its entirety by reference to the full text of the Form of Restricted Stock Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Also on May 25, 2010, the Committee granted an award of 9,000 shares of long-term restricted stock of the Company under the Company’s 2010 Stock Option and Incentive Plan using the Form of Restricted Stock Agreement to John K. Keach, the Company’s President and Chief Executive Officer.

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Form of Long-Term Restricted Stock Agreement under the Indiana Community Bancorp 2010 Stock Option and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 28, 2010	Indiana Community Bancorp

	By:	/s/Mark T. Gorski
Mark T. Gorski Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
EXHIBIT NO.	DESCRIPTION
10.1	FORM OF LONG-TERM RESTRICTED STOCK AGREEMENT UNDER THE INDIANA COMMUNITY BANCORP 2010 STOCK OPTION AND INCENTIVE PLAN